OTCQB Advisory and Coordination Services Agreement

This OTCQB Advisory and Coordination Services Agreement, dated as of March 1, 2026, is entered into by and between:

Youmi Inc., a Nevada corporation (“Company” or “Client”); and

Wall Street Nasdaq Listing Inc., a New York corporation, with an address at 6402 8th Avenue, Suite 403, Brooklyn, New York 11220 (“Consultant”).

The Company and Consultant may be referred to individually as a “Party” and collectively as the “Parties.”

1. Engagement

The Company engages Consultant to provide advisory, coordination, and document-support services in connection with the Company’s proposed registration statement filing with the U.S. Securities and Exchange Commission, OTCQB planning, and related corporate development matters.

Consultant shall act solely as an independent consultant. Consultant shall not act as an underwriter, broker-dealer, investment adviser, placement agent, legal counsel, auditor, transfer agent, market maker, or regulatory authority.

2. Scope of Services

Consultant shall provide commercially reasonable advisory and coordination services, which may include the following:

1.	advising on overall project planning and transaction structure;
2.	assisting with corporate organization and governance document coordination;
3.	coordinating with the Company’s legal counsel, auditor, transfer agent, EDGAR filing agent, market maker, and other third-party service providers;
4.	assisting in the preparation and organization of business plan materials, corporate records, subscription documents, investor lists, and related documentation;
5.	assisting with preparation, review, coordination, and filing logistics for a Form S-1 registration statement and related SEC correspondence;
6.	assisting with ticker symbol and OTC market preparation matters;
7.	coordinating steps related to Form 211, market maker submission, and OTCQB application preparation; and
8.	providing project status updates and written coordination records reasonably requested by the Company.

Consultant shall not provide legal opinions, audit opinions, valuation opinions, investment banking services, underwriting services, or broker-dealer services.

3. Fees and Payment Terms

The total advisory and coordination fee under this Agreement shall be $350,000, payable only upon the following milestones:

3.1 Initial Retainer.
$70,000 shall be payable after execution of this Agreement and upon the Company’s receipt of a proper invoice from Consultant.

3.2 SEC Filing Milestone.
$120,000 shall be payable upon confirmation that the Company’s Form S-1 registration statement has been filed with the SEC through the EDGAR system.

3.3 SEC Effectiveness Milestone.
$130,000 shall be payable upon the SEC’s declaration of effectiveness of the Company’s Form S-1 registration statement.

3.4 OTCQB/Trading Coordination Milestone.
$30,000 shall be payable upon completion of Consultant’s material coordination services relating to the Company’s Form 211/OTCQB preparation process, subject to receipt of a proper invoice and reasonable supporting documentation.

No payment shall be due unless Consultant provides an invoice identifying the applicable milestone, services performed, amount due, wire instructions, and payee information. The Company may reasonably request supporting documentation before payment.

The Parties acknowledge that filing fees, audit fees, legal fees, transfer agent fees, EDGAR agent fees, market maker fees, OTC Markets fees, and other third-party costs are not included in the above service fee unless expressly agreed in writing.

4. Payment Instructions

Payments shall be made in U.S. dollars to the bank account designated in writing by Consultant.

Before any wire payment, Consultant shall provide written confirmation of its bank instructions on company letterhead or by other commercially reasonable verification method acceptable to the Company.

The Company shall have no obligation to make payment to any account not verified to the Company’s reasonable satisfaction.

5. Client Responsibilities

The Company shall:

1.	provide accurate and complete information reasonably requested by Consultant;
2.	cooperate with Consultant and applicable third-party service providers;
3.	timely review materials submitted for Company approval; and
4.	pay properly invoiced amounts when due under this Agreement.

6. Consultant Responsibilities

Consultant shall:

1.	perform services in a professional and commercially reasonable manner;
2.	provide periodic status updates upon reasonable request;
3.	maintain written records of material coordination activities;
4.	keep the Company’s non-public information confidential; and
5.	promptly notify the Company of any material issue that may affect Consultant’s performance.

Consultant does not guarantee SEC effectiveness, OTCQB approval, market maker acceptance, trading commencement, stock price, market capitalization, liquidity, financing success, or any regulatory outcome.

7. Term and Termination

This Agreement shall become effective upon execution by both Parties and shall remain in effect until completion of the services, unless earlier terminated.

Either Party may terminate this Agreement upon written notice if the other Party materially breaches this Agreement and fails to cure such breach within ten business days after written notice.

Upon termination, Consultant shall be entitled only to fees earned for completed milestones and approved services performed before termination. Any prepaid but unearned amounts shall be refunded to the Company within ten business days after termination.

8. Confidentiality

Each Party shall keep confidential all non-public business, financial, legal, investor, regulatory, and operational information received from the other Party, except as required by law, regulation, court order, SEC request, OTC Markets request, FINRA process, or other regulatory authority.

9. Representations

Each Party represents that it has authority to enter into and perform this Agreement.

Consultant represents that it is not acting as an underwriter, broker-dealer, investment adviser, attorney, auditor, or transfer agent in connection with this Agreement.

The Company acknowledges that it remains responsible for all final business decisions, legal filings, accounting matters, public disclosures, and regulatory submissions.

10. Independent Contractor

Consultant is an independent contractor. Nothing in this Agreement creates a partnership, joint venture, employment relationship, agency relationship, fiduciary relationship, or broker-dealer relationship between the Parties.

11. Notices

All notices under this Agreement shall be in writing and delivered by personal delivery, courier, certified mail, or email to the addresses designated by the Parties.

12. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict-of-law principles.

Any dispute arising out of or relating to this Agreement shall be brought in a state or federal court located in Nevada, and each Party consents to the jurisdiction of such courts.

13. Entire Agreement; Amendment

This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior understandings, discussions, or agreements relating to such subject matter.

Any amendment must be in writing and signed by both Parties.

14. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature, PDF signature, or other legally valid electronic means. Each counterpart shall be deemed an original, and all counterparts together shall constitute one instrument.

Youmi Inc.

By:
Name:	Mingxing Sheng
Title:	Chief Executive Officer

Date:

Wall Street Nasdaq Listing Inc.

By:
Name:	Chongyi Yang
Title:	Authorized Representative

Date: